Exhibit 10.1

THIRD AMENDMENT AND WAIVER TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 22, 2008 (this “Amendment”), is made among SYMMETRY MEDICAL INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party hereto as Subsidiary Guarantors, and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent for the Lenders under the Credit Agreement referenced below (in such capacity, the “Administrative Agent”).

RECITALS

A.            The Borrower, the Subsidiary Guarantors, the Lenders, the Administrative Agent and certain other agents are parties to an Amended and Restated Credit Agreement, dated as of June 13, 2006 (the “Existing Credit Agreement” and, as previously amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein.  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.            The Borrower has notified the Administrative Agent and the Lenders that it was unable to finalize, deliver and file its amended and restated consolidated, audited financial statements for the 2007 fiscal year (the “2007 Audited Financial Statements”) with the SEC in order to become a Current Filer by April 14, 2008, as required under Section 9.1(n) of the Credit Agreement, thereby resulting in an Event of Default (the “Current Filer Event of Default” and, together with the “Specified Events of Default” (as defined in the Term A-2 Loan Amendment) and the “Specified Events of Default” (as defined in the Second Amendment and Waiver to Amended and Restated Credit Agreement, dated March 27, 2008, by and between the Borrower and the Administrative Agent (the “Second Amendment”), collectively, the “Existing Events of Default”).  In addition, the Borrower has notified the Administrative Agent and the Lenders that it will be unable to deliver its unaudited financial statements for the fiscal quarter ending March 31, 2008 (the “March 2008 Financial Statements”), as required by Section 6.1(a) of the Credit Agreement, on or before May 15, 2008.  The Borrower has requested that the Required Lenders (i) waive the Existing Events of Default, (ii) amend Section 9.1(n) of the Credit Agreement to give the Borrower an opportunity to become a Current Filer on or before April 30, 2008 and (ii) agree that the 2007 Audited Financial Statements may be delivered on or before April 30, 2008 and that the March 2008 Financial Statements may be delivered on or before June 30, 2008.

C.            The Borrower has also notified the Administrative Agent and the Lenders that, as a result of the evaluation, investigation and analysis arising in connection with the irregularities and review of operations related to Sheffield, the Borrower (i) has incurred (A) a nonrecurring write-down of the value of the Borrower’s tangible assets and/or charges resulting in an unfavorable financial impact in excess of approximately $11.4 million and (B) nonrecurring cash fees, external costs and expenses to the Borrower’s legal counsel, auditors and other professional advisors in connection with the services provided by such professionals in an aggregate amount up to approximately $7.0 million (collectively, the “Sheffield Nonrecurring Losses and Charges”) and (ii) will be unable to comply with the financial covenants set forth in Sections 7.1 through 7.3 of the Credit Agreement unless the Required Lenders agree that the aggregate amount of the Sheffield Nonrecurring Losses and Charges may be added-back to Consolidated Net Income to determine Consolidated EBITDA (notwithstanding the limitations or restrictions included in the definition of Consolidated EBITDA).  The Borrower has requested that the

Required Lenders agree that the aggregate amount of the Sheffield Nonrecurring Losses and Charges may be added-back to Consolidated Net Income to determine Consolidated EBITDA (notwithstanding the limitations or restrictions included therein).

D.            The Administrative Agent and the Lenders have agreed to waive the Existing Events of Default and agree to the other requested items in accordance with, and subject to, the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED WAIVERS

The Borrower and, based upon the representations and warranties contained herein and subject to the satisfaction of the conditions precedent set forth in Article IV hereof, the Administrative Agent and the Required Lenders hereby agree as follows:

1.1           Existing Events of Default.  The Required Lenders hereby waive the Existing Events of Default, but only to the extent that no Event of Default under Section 9.1(n) of the Credit Agreement (after giving effect to this Amendment) ever occurs and is continuing.  This waiver shall be effective only with regard to the Existing Events of Default and shall not act as a waiver or consent with respect to any other Default or Event of Default under the Credit Agreement or any other Credit Document.

1.2           Consolidated EBITDA.  The Required Lenders hereby agree that the aggregate amount of the Sheffield Nonrecurring Losses and Charges may be added back to Consolidated Net Income to determine Consolidated EBITDA for any Reference Period including the quarter ending December 31, 2007, provided that the aggregate amount of such add-backs shall not exceed $18.4 million.  This waiver shall be effective only with regard to the nonrecurring, noncash and cash losses, charges, fees, external costs and expenses attributable to the Sheffield Nonrecurring Losses and Charges and the Borrower shall not be permitted to add-back any other nonrecurring, noncash or cash losses, charges, fees, external costs and expenses to Consolidated Net Income to determine Consolidated EBITDA, including without limitation any nonrecurring, noncash or cash losses, charges, fees, external costs and expenses attributable to the Sheffield Nonrecurring Losses and Charges in excess of $18.4 million, unless such losses or charges are otherwise permitted to be added back by the definition of Consolidated EBITDA.  The Borrower and the Required Lenders hereby agree that this Section 1.2 shall supersede Section 1.3 of the Second Amendment and such Section 1.3 of the Second Amendment shall have no further force and effect.

1.3           2007 Audited Financials and 2008 Unaudited Financials.

(a)           The Required Lenders hereby agree to waive the requirement that the Borrower deliver the 2007 Audited Financial Statements, as required by Section 6.1(b) of the Credit Agreement, until April 30, 2008.  The Borrower acknowledges that the failure to deliver the 2007 Audited Financial Statements that comply with Section 6.1(b) of the Credit Agreement on or before April 30, 2008 shall result in an Event of Default.  This waiver shall be effective only with regard to the 2007 Audited Financial Statements and shall not act as a waiver or consent with respect to the delivery of any other financial statements.

(b)           The Required Lenders hereby agree to waive the requirement that the Borrower deliver the March 2008 Financial Statements, as required by Section 6.1(a) of the Credit Agreement, until June 30, 2008.  The Borrower acknowledges that the failure to deliver the March 2008 Financial Statements that comply with Section 6.1(a) of the Credit Agreement on or before June 30, 2008 shall result in an Event of Default.  This waiver shall be effective only with regard to the March 2008 Financial Statements and shall not act as a waiver or consent with respect to the delivery of any other financial statements.

1.4           Applicable Percentage.  The Borrower hereby acknowledges and agrees that, notwithstanding anything to the contrary, until such time as the Borrower (i) is a Current Filer and (ii) delivers a Compliance Certificate with respect to any fiscal quarter, as required by Section 6.2(a) of the Credit Agreement, evidencing that as of the last day of such fiscal quarter the Borrower’s (A) Total Leverage Ratio is less than or equal to 2.50 to 1.0, (B) Interest Coverage Ratio is greater than or equal to 5.0 to 1.0 and (C) Fixed Charge Coverage Ratio is greater than or equal to 1.1 to 1.0, (x) the applicable LIBOR Margin and Base Rate Margin at all levels set forth in the matrix contained in the definition of Applicable Percentage shall be increased by 0.50%, and (y) the applicable LIBOR Margin and Base Rate Margin will be determined in accordance with Level I of definition of Applicable Percentage (notwithstanding the actual Total Leverage Ratio).

ARTICLE II

AMENDMENTS

The Borrower and, based upon the representations and warranties contained herein and subject to the satisfaction of the conditions precedent set forth in Article IV hereof, the Administrative Agent and the Required Lenders hereby agree as follows:

2.1           Defined Terms.

(a)           The following definition of “2007 SEC Filer” is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“2007 SEC Filer” shall mean any time that the Borrower is current in filing its quarterly and annual financial statements for fiscal year 2007 under Section 13 and 15(d) of the Exchange Act.

(b)           The definition of “SEC Filer Sublimit” is hereby amended and restated in its entirety as follows:

“SEC Filer Sublimit” shall mean (i) at any time the Borrower is not a 2007 SEC Filer or a Current Filer, $15,500,000 and (ii) at any time the Borrower is a 2007 SEC Filer but not a Current Filer, $25,500,000.

2.2           Financial Covenants. Section 7.1 and 7.2 of the Credit Agreement are hereby amended and restated as follows:

7.1           Total Leverage Ratio.  The Borrower will not permit the Total Leverage Ratio as of the last day of (i) the fiscal quarter ending December 31, 2007, to be greater than 2.5:1.0, (ii) the fiscal quarter ending March 31, 2008, to be greater than 2.75 :1.0 and (ii) any fiscal quarter thereafter, to be greater than 2.5:1.0.

7.2           Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio as of the last day of (i) the fiscal quarter ending December 31, 2007, to be less than 5.0:1.0, (ii) the fiscal quarter ending March 31, 2008, to be less than 4.75:1.0 and (ii) any fiscal quarter thereafter, to be less than 5.0:1.0.

2.3           Events of Default.  Sections 9.1(n) and 9.1(o) of the Credit Agreement are hereby amended and restated as follows:

(n)           The Borrower is not a 2007 SEC Filer at any time on or after April 30, 2008; or

(o)           The Required Lenders reasonably determine, which determination may be made upon a public announcement by the Borrower of estimated financial impact or on other information obtained by them, that the accounting irregularities at Sheffield resulted in, with respect to the financial statements for the 2007 fiscal year and all subsequent fiscal years, any of the following: (i) a write-down of the value of the Borrower’s tangible assets and/or charges resulting in an unfavorable financial impact in excess of $11.4 million in the aggregate by a material amount, (ii) an impairment charge reducing the value of the Borrower’s consolidated goodwill in excess of $35 million in the aggregate by a material amount, (iii) cash fees, external costs and expenses in excess of $7.0 million in the aggregate by a material amount resulting from the professional services provided by the Borrower’s legal counsel, auditors and other professional advisors in connection with the irregularities and review of operations related to Sheffield or (iv) any other adverse impact on revenues or earnings for the 2007 fiscal year or all subsequent fiscal years in excess of $1 million in the aggregate.  For purposes of this Section 9.1(o) “material amount” shall mean five percent (5%) or more.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent (on behalf of itself and the Required Lenders) to enter into this Amendment, each of the Borrower and the Subsidiary Guarantors represents and warrants as follows:

3.1           Representations and Warranties.  After giving effect to this Amendment, each of the representations and warranties of the Borrower and its Subsidiaries contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except as permitted pursuant to Section 5.24) of the Credit Agreement and except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

3.2           No Default.  After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

ARTICLE IV

EFFECTIVENESS

4.1           Conditions to Effectiveness.  This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have duly executed counterparts of this Amendment from each party hereto either signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Amendment;

(b)           The Borrower shall have paid to the Administrative Agent, for its own account and the account of each approving Lender, all fees and expenses due in accordance with the consummation of this Amendment, including without limitation the fees and expenses required by Section 6.4 hereof, and all other fees and expenses required to have been paid under the Credit Agreement on or prior to the effectiveness of this Amendment.

(c)           The Administrative Agent shall have received such other documents, certificates, opinions, and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

ARTICLE V

AFFIRMATION OF OBLIGATIONS

5.1           Affirmation of Borrower and Subsidiary Guarantors.  Each of the Borrower and each of the Subsidiary Guarantors that guaranty any or all of the Obligations under the Existing Credit Agreement hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under the Existing Credit Agreement and the other Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment.  This acknowledgement by each of the Borrower and each such Subsidiary Guarantor is made and delivered to induce the Lenders to enter into this Amendment, and each of the Borrower and each such Subsidiary Guarantor acknowledges that the Lenders would not enter into this Amendment in the absence of the acknowledgements contained herein.

5.2           Liens.  Each of the Borrower and each of the Subsidiary Guarantors party to the Existing Credit Agreement hereby ratifies and confirms the grant of a security interest in and Lien on the Collateral contained in the Security Documents to which each is a party that were executed in connection with the Existing Credit Agreement, which security interest and Lien shall continue in full force and effect without interruption, and shall constitute the single grant of a security interest and Lien.

ARTICLE VI

MISCELLANEOUS

6.1           Effect of Amendment.  From and after the effective date hereof, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Existing Credit Agreement as amended by this Amendment and as it may be further amended, modified, restated or supplemented from time to time.  This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement (including any schedule or exhibit) except as expressly set forth herein.  Except as expressly amended hereby or in the aforementioned Security Documents, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

6.2           Credit Documents.  The parties hereto acknowledge and agree that this Amendment is a Credit Document for all purposes under the Credit Agreement and the other Security Documents.

6.3           Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

6.4           Expenses.  The Borrower agrees, on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment.

6.5           Severability.  To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

6.6           Successors and Assigns.  This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

6.7           Construction.  The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

6.8           Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This Amendment shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.  A facsimile of a counterpart executed by a party shall be acceptable temporary evidence of the execution by that party of that counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

BORROWER:

SYMMETRY MEDICAL INC.

By:	/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer

SUBSIDIARY GUARANTORS:

RILEY MEDICAL INC.

By:	/s/ Fred L. Hite
Fred L. Hite
Vice President

SYMMETRY MEDICAL EVEREST LLC
By: Symmetry Medical USA Inc., its Sole Member

By:	/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer

TNCO, INC.

By:	/s/ Fred L. Hite
Fred L. Hite
Vice President

(Signatures continue on following page)

SPECIALTY SURGICAL INSTRUMENTATION, INC.

By:	/s/ Fred L. Hite
Fred L. Hite
Vice President

UCA, LLC
By: Symmetry Medical USA, Inc., its Sole Member

By:	/s/ Fred L. Hite
Fred L. Hite
Senior Vice President

SYMMETRY MEDICAL SSI REAL ESTATE LLC
By: Symmetry Medical USA, Inc., its Sole Member

By:	/s/ Fred L. Hite
Fred L. Hite
Senior Vice President

SYMMETRY MEDICAL USA INC.

By:	/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer

SYMMETRY MEDICAL INTERNATIONAL INC.

By:	/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer

(Signatures continue on following page)

METTIS GROUP INC

By:	/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer

ULTREXX, INC.

By:	/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer

JET ENGINEERING, INC.

By:	/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer

SMA REAL ESTATE, LLC
By: Symmetry Medical USA Inc., its Sole Member

By:	/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer

SYMMETRY MEDICAL NEW BEDFORD, LLC
By: TNCO, Inc., Sole Member

By:	/s/ Fred L. Hite
Fred L. Hite
Vice President

SYMMETRY MEDICAL NEW BEDFORD REAL ESTATE, LLC
By: TNCO, Inc., Sole Member

By:	/s/ Fred L. Hite
Fred L. Hite
Vice President

(Signatures continue on following page)

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and on behalf of the Required Lenders pursuant to written authorization

By:	/s/ Kirk Tesch
Kirk Tesch
Vice President